Exhibit 5.1

OPINION AND CONSENT OF BRUNSON CHANDLER & JONES, PLLC

August 24, 2021

DSG Global Inc.

207-152272 Croydon Drive

Surrey, British Columbia, V3Z 6T3, Canada

Re: Registration Statement on Form S-1/A for DSG Global Inc., a Nevada corporation

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by DSG Global, Inc. a Nevada corporation (the “Company”), with the Securities and Exchange Commission.

The Registration Statement pertains to an underwritten offering (the “Offering”) and relates to the issuance and sale by the Company of units consisting of shares of common stock, par value $0.001 (the “Shares”) and warrants to purchase shares of common stock (the “Common Warrants”), shares of common stock issuable upon exercise of the Common Warrants (“Common Warrant Shares”), warrants to purchase shares of common stock to be issued to the underwriters thereunder (the “Underwriter Warrants”), and shares of common stock issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”). We understand that the Shares, Common Warrants, and Underwriter Warrants are to be sold, as described in the Registration Statement.

In rendering the opinion expressed below, we have assumed, with your permission and without independent verification or investigation:

1. That all signatures on documents we have examined in connection herewith are genuine and that all items submitted to us as original are authentic and all items submitted to us as copies conform with originals;

2. Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

3. That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

We have examined the Registration Statement and various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as we have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, we have reviewed various statutes and judicial precedent as we have deemed relevant or necessary.

Based on the foregoing, we are of the opinion that:

1. the issuance and sale of the Shares, Common Warrants and Underwriter Warrants has been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in the manner described in the Registration Statement, the Shares, Common Warrants and Underwriter Warrants will be validly issued, fully paid and non-assessable; and

2. the issuance and sale of the Common Warrants and Underwriter Warrants has been duly authorized, and when issued and sold in the manner described in the Registration Statement, the Common Warrants and Underwriter Warrants will be validly issued and will constitute the valid and binding obligations of the Company in accordance with the terms thereof; and the Common Warrant Shares and Underwriter Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement and in accordance with the terms and conditions of the Common Warrants and Underwriter Warrants, respectively, (including the due payment of any exercise price therefor specified in the Common Warrants and Underwriter Warrants) the Common Warrant Shares and Underwriter Warrant Shares will be validly issued, fully paid and non-assessable. .

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the date hereof.

We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, “Legal Matters,” and the filing of this opinion as an exhibit to the Registration Statement. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, including Item 509 of Regulation S-K

Very truly yours,

/S/ BRUNSON CHANDLER & JONES, PLLC
BRUNSON CHANDLER & JONES, PLLC